Maybank

Our Ref:  CBD/IS/TCE/jl/AMM-LO

PRIVATE & CONFIDENTIAL

APRIL 19, 1995

APPLIED MAGNETICS (M) SDN BHD
(HEREINAFTER ALSO REFERRED TO AS THE "COMPANY" OR "AMM")
Plot 201, Phase 3
Bayan Lepas Free Trade Zone
11900 Bayan Lepas, Penang

ATTN:  RN. MOHAMMAD NASIR HANIFAH
---------------------------------

Dear Sir,

RE:  BANKING FACILITIES
-----------------------

Following a review of your account, we are pleased to advise that our Bank (hereinafter also referred to as "the Bank" or "Maybank") will continue to extend banking facilities to your COMPANY under the following terms and conditions:

TYPE OF FACILITIES/LIMIT:

     TYPE                LIMIT
     ----                -----

     Overdraft ("OD")                             ]
     Bankers Acceptance (180 days) ("BA")         ]
     Islamic Accepted Bills (180 days) ("IAB")    ]
     Export Credit Refinancing                    ]
       (Pre & Postshipment) ("ECR")               ]
     Interest Free Export Credit Refincing        ]
       (Pre & Postshipment) ("IECR")              ]      RM120,000,000.00
     Foreign Bills of Exchange Purchased          ]
       (180 days) ("FBEP")                        ]
     Onshore Foreign Currency Loan ("OFCL")       ]
     Bankers Guarantee ("BG")                     ]

     Foreign Exchange Contract                           RM  40,000,000.00
       (Spot & Forward) ("FEC")

Note:  RM denotes Malaysian Ringgit currency

                             MALAYAN BANKING BERHAD
                    45th Floor, Komtar, 100000 Pulau Pinang
 Tel: (Regional Manager) 04-612441 (General) 04-610117, 616507, 616509, 616529
                                 Fax: 04-618042

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INTEREST/COMMISSION:  OD    Our Bank's Base Lending Rate ("BLR")

                      BA/IAB  0.75% p.a. Acceptance Commission

                      ECR/IECR  Bank Negara Malaysia ("BNM")
                        Discount Rate +0.5% p.a.

                      FBEP    Our Bank's Foreign Centre Rate

                      OFCL    US$ Currency
                              ------------
                              1.25% + Singapore Interbank Offered Rate
                              ("SIBOR") for 1, 3, or 6 month deposit

                              Other Currencies
                              ----------------
                              1.5% + Bank's Cost of Fund for the particular currency

                        BG    0.125% per mensem subject to a minimum of RM25-00

                       FEC    Our Bank's Treasury Quotes

                       Currently, our BLR is at 6.80% p.a. (w.e.f. 18/03/95)

                       The Bank reserves the right to vary from time to time the rate of interest, commission and/or charges at its absolute discretion

PURPOSE                OD    For working capital

                       BA/IAB  To finance sales/purchases to/from
                               resident/non-residents

                       ECR/IECR To finance export of goods eligible under the BNM ECR scheme

                       FBEP    For purchase of foreign bills or cheques

                       OFCL To finance importation of raw materials and/or exports in accordance with approval from BNM

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                       BG    For issue of guarantees in lieu of earnest moneys
                             or deposits for utilities, custom duties, supply performance and other guarantee requirements in connection with the operation of the business

                      FEC For forward purchases and sales of foreign currencies in connection with trade transactions

REPAYMENT             Subject to yearly review

                      The Bank reserves the right to recall/cancel the facility at any time it deems fit without assigning any reason thereto and is repayable on demand.

SECURITY              a)  Fresh corporate guarantee by Applied Magnetics
                          Corporation, USA (hereinafter also referred to as "AMC") for RM 124.0 million on the Bank's prescribed format

                      b)  Negative Pledge on the Bank's prescribed format

                      c) Lienholder's caveat on the factory land at Bayan Lepas Industrial Estate, Penang held under the following document title particulars:

                          H.S. (D) 2745-MK12
                          P.T. No: PTBP/A/23/80
                          DAERAH BARAT DAYA PULAU PINANG

OTHER TERMS AND
CONDITIONS            a)  The OD utilization is subject to a sublimit of RMO.1
                          million provided always that the total outstanding utilization of the combined trade facilities
                          (excluding FEC) at any point in time does not exceed
                          RM 120.0 million

                      b) The ECR/IECR utilization is subject to a sublimit of RM 50.0 million specified under BNM guidelines provided always that the total outstanding utilization of the combined trade facilities (excluding FEC) at any point in time does not exceed RM 120.0 million

                      c) The execution of the corporate guarantee and negative pledge and all related necessary legal documentation are to be completed within 6 weeks from the date hereof

                          The executed negative pledge is to be registered with the Registrar of Companies within 6 weeks from the date hereof

                          Registration of the Lienholder's caveat with the relevant statutory authorities is to be completed not later than 3 months from the date hereof. In any event, all documents required for the lodgement of the caveat as advised by the Bank's panel solicitor are to be executed in escrow and deposited with the Bank's panel solicitor within 6 weeks from the date hereof.

                      d) AMM is to provide the Bank with a copy of the formal application to Penang Development Corporation requesting for consent for the creation of a Lienholders' Caveat on the COMPANY's factory land in favour of Maybank, not later than 3 weeks from the date hereof.

                      e)  A certification by the external legal counsel firm of
                                                 --------
                          AMC stating to the effect of the following is to accompany the executed corporate guarantee:

                          1. AMC under its bylaws and the laws of the State of California, USA is empowered to provide the corporate guarantee for the credit facilities extended to AMM by Maybank

                          2. AMC has taken all the necessary and appropriate actions to obtain authorization for the execution and the performance of the corporate guarantee.

                          3. The signatories (names) are authorized by the relevant laws of the State of California, USA and bylaws of AMC to execute the corporate guarantee on behalf of AMC.

                          4. The manner of execution of the corporate guarantee is in compliance with the relevant laws of the State of California, USA and bylaws of AMC.

                          5. The corporate guarantee is legally valid, binding and enforceable against AMC under the laws and in the courts of law of the State of California, USA

                      f) Applied Magnetics (M) Sdn Bhd is to remain a wholly owned subsidiary of AMC either directly or through intermediate holding companies, and any dilution or restructure of AMC's shareholdings in AMM requires the specific written consent of Maybank.

                      g) Quarterly submissions of financial results not later than 2 weeks from the quarterly closing date

                      h) Maybank is to be registered as loss payee of existing insurance policy covering the assets and earnings of AMM, within 1 month from the date hereof, evidenced by a written confirmation from the insurance COMPANY, and a certified true copy of the insurance policy.

                      i)  As per Annexure I & II attached

Please confirm your acceptance of the above terms and conditions by:

a.  signing and returning to us the enclosed copy of this letter within fourteen
    (14) days from the date of this letter, failing which this offer will lapse, and the bank reserves the right to recall and cancel the facilities;

b. forwarding to us two certified true copies of your Board's resolution accepting the facilities herein and authorizing the execution of the necessary documents in connection therewith;

c. forwarding to, or arranging for, receipt by us, of the Corporate Guarantee by Applied Magnetics Corporation, USA for RM 124.0 million; and

d. forwarding to us the Negative Pledge, in the terms of the form enclosed, on your letterhead and executed by your duly authorized signatory(ies).

Upon receipt of your acceptance of the Bank's offer we shall advise the Bank's solicitors to prepare the necessary documentation, if any, with such terms as the solicitors may advise and to take the necessary steps to perfect the Bank's security. The obligation of the Bank to make available the banking facilities shall be subject to execution of such documentation and the steps as advised by the Bank's solicitors having been taken.

We look forward to your acceptance of the offer.

Thank you.

Yours faithfully,
for Maybank



s/Toh Cheng Eng                              s/Tham Chin Choy
------------------------------------         ----------------------------------
Manager                                      Account Manager
Corporate Business Unit                      Corporate Business Unit
Penang/Kedah/Perlis                          Penang/Kedah/Perlis

cc  The Branch Manager
    Maybank
    Bayan Lepas

We hereby confirm acceptance of all the above terms and conditions.


s/ Ian Stuart Footer
--------------------
IC No.
duly authorized signatory of Applied Magnetics (M) Sdn. Bhd.

s/ Muhammad Nasir Hanifah
-------------------------
IC No.
duly authorized signatory of Applied Magnetics (M) Sdn. Bhd.

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                                                                 ANNEXURE I
                                                                 ----------

                         SPECIFIC TERMS AND CONDITIONS
                         -----------------------------

1.  CONDITIONS PRECEDENT

    The utilization of the banking facilities shall be subject to the satisfactory completion of documentation and of any further conditions as advised by solicitors of the Bank which may be necessary to perfect the security of the Bank or which a reasonable, prudent bank may require.

2.  FOR OVERDRAFT FACILITY

     (a) A commitment fee of 1% p.a. or such higher rate as shall be imposed by the Bank at any time and from time to time shall be levied on any part of the overdraft which is unutilized.

     (b) In the event the Bank shall demand repayment of the facility, or, the amount outstanding on the facility shall exceed the limit of the facility (whether such excess shall arise as permitted from time to time by the Bank or by any debit to the account of the Borrower which the Bank is entitled to make) the Borrower shall be liable, without prejudice to any other right or remedy of the Bank, to pay additional interest upon the amount outstanding and unpaid upon demand for repayment of the facility, or, the amount in excess of the limit of the facility as the case may be, at the rate of one percentum (1%) per annum, or such other higher rate as shall be imposed by the Bank at any time and from time to time, above the Prescribed Rate of interest.

         Additional interest shall accrue from day to day (both before and after any demand for repayment of the facility or any judgment in respect thereof) and remaining unpaid shall be debited to the account of the Borrower at the end of every calendar month and be liable thereupon to additional interest as herein provided.

3.  FOR ONSHORE FOREIGN CURRENCY LOAN

     Condition
     ---------

     (a) Each drawdown must be for a minimum of US$50,000.00 or its Ringgit equivalent in other currencies.

     (b) The eligible amount of financing is 100% the value of the invoice/import bill or part thereof.

     (c) Period of financing for each drawdown are as follows:

         US Dollar:  Should not be less than fourteen (14) days (from date of drawdown) or more than six (6) months (from date of drawdown).

         For Other
         Currency:  Should not be less than one (1) month (from date of drawdown) or more than six (6) months (from date of drawdown).

     (d) Financing under usance term is also eligible (for both US Dollar and other currencies). The aggregate maximum period of financing inclusive of the usance period should not be more than 180 days.

     (e) That a Letter of Undertaking (as per specimen enclosed) be executed giving authority to the Bank to debit your current account with Ringgit equivalent of the principal plus interest sum on maturity date of OFCL (at the prevailing exchange rate) and to charge a penalty interest at the rate of 1% above the prevailing OD rate should the account be overdrawn or in excess of the OD limit as a result of the said debit.

         (NOTE:  This Letter of Undertaking is to be executed once only)

     (f) That a Notice of drawdown (as per specimen enclosed) in writing and duly signed shall be given to the Bank two (2) business days (excluding Saturday) before the date on which any drawing is to be made.

     (g) Each specific advance shall be repaid only on maturity date. However, extension up to a maximum period of twenty-one (21) business days from maturity date of OFCL outstanding is allowed if the exports proceeds is not received in time (on maturity date of OFCL).

     (h) Likewise, prepayment of OFCL is allowed if the export proceeds is received prior to maturity date of OFCL. We will charge any related cost incurred on the prepayment to your account.

     (I) That the OFCL is to be repaid on the maturity date by buying FC at value spot from the Bank.
               ----

     (j) That the Bank is advised on details of the foreign exchange deal if the booking is done direct with our Forex and Money Market Dealer latest
                                                                       ------
         two (2) business days before the maturity date of OFCL.

     (k) Each drawdown must be supported by transport documents e.g. import/export documents, namely, Invoices and Bill of Lading and any other supporting documents such as Packing List, Insurance, etc. which may be furnished.

     (l) Proceeds of the OFCL must be utilized for the purpose intended or as per BNM Exchange Control approval as the case may be.

     (m) For financing on Open Account Basis, the payments/receipts must be channeled through Maybank.


4.  FOR BANKERS GUARANTEE

     (a) Commission of 0.125% per mensem subject to a minimum of RM25-00 shall be charged for full liability period inclusive of the claims period of the Guarantee issued.
         In the event that any guarantee (without specific claims period) issued by the Bank shall not be returned to the Bank for cancellation within one month from its expiry date herein called the grace period) the Bank shall be entitled to charge an additional commission of 0.125% per mensem (min. RM25-00) from the expiry date of the grace period to the date of return of the guarantee or on receipt of notification from the beneficiary that the bank is no longer liable under the guarantee. (b) The Bank shall at all times be entitled to make any payment under any guarantee for which a demand has been made without further investigation or enquiry and need not concern itself with the propriety of any claim made or that the Bank was or might have been justified in refusing payment, in whole or in part, of the amount so demanded.

5.  FOR ECR (PRESHIPMENT)

    The facility shall be available subject to and in accordance with Bank Negara Malaysia guidelines, as such guidelines may be varied from time to time.

    In particular, in the event of non-performance by the Borrower in respect of pre-shipment financing, interest on monthly rests on the daily amount outstanding from drawdown date will be recomputed at the rate of 4% + BLR and the additional interest due as a result of such recomputation shall on demand be paid by the Borrower to the Bank. "Non-Performance" means any failure or delay in the shipment of the goods or a shortfall in the amount shipped (being goods in respect of which advances had been granted under pre-shipment financing) and the determination by the Bank of such non-performance shall be final and conclusive.

6.  FOREIGN EXCHANGE CONTRACTS (FEC)

     I.  Authorized Persons to Transact FEC
         ----------------------------------

         You are required to provide the Bank with a List of personnel who are
                                                     -----------------
         authorized to transact/enter into FEC deals over the telephone with the Bank.

         For this purpose, you are also required to advise the Bank in writing of any changes to the above list.

    ii.  Purpose of FEC
         --------------

         The conditions under which the FEC is to be utilized must comply with the requirements specified in Exchange Control Act, 1953 and ECM 6.

   iii.  Confirmation on FEC Contracts
         -----------------------------

          (a) All FEC contracts concluded will be followed by telex/fax confirmation from the Bank. In the event of any errors in the telex/fax, you are to notify the Bank of the same forthwith and in any event at the latest by the close of the following business day failing which it shall be deemed that there are no errors.

          (b) Confirmation letters (Contract Notes) will also subsequently be sent to you. You are required to check its contents and (without prejudice to iii (a) above) return the acknowledgment copy duly signed by your authorized signatory and stamped with your COMPANY's chop within seven (7) days of receipt.

     iv.  Utilization of FEC
          ------------------
          (a) You are required to quote the Contract Number everytime a contract is taken up.

          (b) For multiple optional date contract(s), the minimum amount allowed per contract is RM500,000. Partial take-up is allowed but the minimum amount per take-up should NOT be less than RM100,000.
                                                ---
      v.  Extension of FEC
          ----------------

          (a) Valid reasons should be provided should you wish to extend the maturity date of the contract(s). Extension is at the Bank's discretion subject to Exchange Control Regulations.

          (b) A request for extension of a forward contract must be made at the latest within 5 days after its maturity date failing which the Bank may cancel the contract and charge your Account for any cost incurred.

     vi.  Cancellation of FEC
          -------------------

          (a) Written notice together with valid reasons must be given to the bank for any cancellation of FEC Contracts. Any cost incurred shall be charged to your Account.

     vii. Month-End Statements
          --------------------

          (a) Statements will be sent at the end of each month detailing all outstanding FEC Contracts to date.

          (b) You are required to check its contents and notify the Bank of any errors, irregularities within fourteen (14) days of receipt. The duplicate copy of the month end Statements must be duly acknowledged and returned to the Bank within 14 days of receipt.

          (c) You agree that should you fail to advise us in writing of the non-receipt of the statement and obtain the statement from us or notify the Bank of any errors within fourteen (14) days from the date of the statement, the Bank's accounts and records should be conclusive evidence of the transaction/balances. You should be deemed conclusively to have accepted all matters contained in the statement as true and accurate in all respects.

                                                               ANNEXURE II
                                                               -----------

                          GENERAL TERMS AND CONDITIONS
                          ----------------------------

1.  UTILIZATION OF BANKING FACILITIES

    Any request for utilization of any of the banking facilities shall be in writing, given in accordance with the requirements as to form, timing and accompanying documents as may be specified by the Bank and otherwise generally in accordance with the Bank's standard terms and conditions applicable to the relevant facility.

    Where applicable, the banking facilities shall also be available according to the guidelines of BNM or the ABM as such guidelines are revised from time to time.

2.  DEBITS TO ACCOUNT

    Any monies due and payable to the Bank, or advanced by the Bank on behalf of the Borrower, may be debited to such accounts as the Bank deems fit with interest to accrue accordingly and, if debited to the Borrower's Current Account, may be treated as an advance on an/the overdraft facility.

3.  CHANGES IN CIRCUMSTANCES

    The obligation of the Bank to continue to make available to the Borrower the banking facilities shall, in addition to the terms and conditions herein and there being no default by the Borrower, be subject to there being no change in circumstances which may affect the ability of the Bank to grant the banking facilities or which may increase the cost to the Bank of doing so.

4.  COVENANTS

    I. An active and satisfactory account must be operated and the approved limit observed at all times.

   ii. All legal and incidental fee/charges incurred in the preparation of all documentation and perfection of the Bank's security shall be borne by the Borrower. In the event the Borrower, having accepted the Bank's letter of offer, fails for any reason whatsoever to proceed with the banking facilities, all costs and expenses of the Bank and any solicitors instructed by the Bank shall be borne by the Borrower.

  iii. The Borrower shall be liable to pay all fees and expenses including the Bank's solicitor's fees (on a solicitor-client basis) if any monies shall be required to be recovered by any process of law or by the Bank's solicitors.

   iv. Annual quit rent on all real property is to be promptly paid by the Borrower and a copy of the receipt is to be submitted to the Bank not later than 31st May of each year.

    v. The Bank is to be immediately informed should there be any change in residential status of the Borrower.

   vi. Audited yearly Profit and Loss Accounts and Balance Sheets are to be submitted not later than 1 month after financial year end closing.

  vii. The Borrower will carry on its business with due diligence and efficiency and in accordance with sound financial and business standards and practices and will furnish to the Bank all information which the Bank may reasonably request in connection with such business.

 viii. In the event that you (if applicable) and/or any of your existing or future subsidiaries, if any, are planning to be listed in the Kuala Lumpur Stock Exchange or require any merchant banking services, we shall be informed of such plans and requirements and our subsidiary Aseambankers Malaysia Berhad shall then be given the first right of refusal to undertake the listing exercise and/or provide any merchant banking services required by you or your subsidiaries.

5.  EXCHANGE CONTROL ACT

    The Borrower is responsible to obtain any exchange control approval which may be required

6.  RIGHTS OF THE BANK TO INTEREST

    Interest at the rate prescribed herein or such higher rate as the Bank may impose from time to time shall continue to accrue and be payable, notwithstanding any termination of the relationship of banker and customer or any judgment or order obtained by the Bank, and such interest may continue to be capitalized from when such balance shall have been ascertained until full payment is received by the Bank.

7.  CROSS DEFAULT

    If any indebtedness of the Borrower becomes due or capable of being declared due before its stated maturity, any guarantee of the Borrower is not discharged at maturity or when called, then and in such event, the facilities herein together with all monies payable under such accounts or any other banking facilities shall immediately become due and payable.

8.  INDEMNITY

    The Borrower shall fully indemnify the Bank against any loss or expenses (including legal fees) which the Bank may incur as a consequence of any default by the Borrower in due performance of any of the obligations expressed to be assumed by the Borrower in relation to the facilities.

9.  SET-OFF

    The Bank may without notice to the Borrower combine, consolidate or merge all or any of its accounts with, and liabilities to, the Bank and may set off or transfer any sum outstanding to the credit of any such accounts in or towards the satisfaction of any of the Borrower's liabilities to the Bank under the facilities.

10. EVIDENCE OF INDEBTEDNESS

    In any legal action or proceedings relating to the facilities, a certificate of the Bank as to any amount due to it under the facilities shall, in the absence of manifest error, be conclusive evidence that such amount is in fact due and payable.

11. SERVICE OF NOTICE AND LEGAL PROCESS

    I. The service of any Notice and Legal Process may be given by prepaid registered or ordinary post sent to the Borrower at its address herein stated and such Notice and Legal process shall be deemed to have been duly served after the expiration of five (5) days from the date it is posted.

   ii. No change in the address of the Borrower herein stated howsoever brought about shall be effective or binding on the Bank unless actual notice of the change of address has been given to the Bank.

12. WAIVER

    No delay in exercising nor any omission to exercise any right, power or remedy accruing to the Bank upon any default shall affect impair or prejudice any right, power or remedy or be construed to be a waiver thereof or any acquiescence in such default, nor shall any action of the Bank in respect of any default affect impair or prejudice any right, power or remedy of the Bank in respect of any subsequent default.

13. CAPITAL ADEQUACY

    If the introduction of or change in any law, regulation, directive or request from any governmental or regulatory authority (whether or not having the force of law) imposes or modifies any capital adequacy or similar requirement (including, without limitation, a requirement which affects the Bank's allocation of capital resources to its obligations) and, as a result, the cost to the Bank of making or maintaining amounts available under the Facility is increased or the Bank is, in its sole opinion, unable to obtain the rate of return on its capital that it would have been able to achieve but for its obligations hereunder and/or their performance, then the Bank shall be entitled to vary the interest rates on the Facility and/or the Borrower shall pay to the Bank on demand such additional amounts which will, in the sole opinion of the Bank, compensate the Bank in this respect. The Bank will endeavour to mitigate the effects of such event. A certificate of the Bank specifying the rate varied and/or amount of such compensation shall, in the absence of manifest error, be conclusive.

14. DISCLOSURES

    The Borrower irrevocably authorizes the Bank:

     a. to disclose to its guarantor or potential assignee or transferee of the banking facilities or any guarantors any information concerning its affairs or the state of its accounts with, and liabilities to the Bank as the Bank shall from time to time consider reasonable or necessary;

     b. to furnish all relevant information pertaining to these banking facilities to the Central Credit Bureau of Bank Negara Malaysia

15. BANKING & FINANCIAL INSTITUTIONS ACT 1989 (ACT 372)

    Pursuant to Section 62 (1) of the Banking and Financial Institutions Act 1989 (Act 372), the Bank is prohibited from granting any credit facilities to any person or corporation if any of the directors, managers, agents or guarantors of the Borrower is related to any director, or officer of the Bank currently or at any time in the future. The Bank reserves the right to recall the above facilities, and the borrower undertakes to notify the bank immediately, if any of the above relationships are established or discovered at any time.

16. GOVERNING LAW

    Laws of Malaysia